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                                                                   EXHIBIT a(16)

                            NORTHSTAR VARIABLE TRUST

               CERTIFICATION OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of Northstar Variable Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Trust's Declaration of Trust dated December 17, 1993, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the principal place of business set forth in Section 10.6 thereof as follows:

         1. Section 10.6 of the Declaration of Trust, executed on December 17, 1993. as amended, is hereby amended to read in its entirety as follows:

         "Section 10.6 Principal Place of Business. The principal place of business of the Trust is 300 First Stamford Place, Stamford, Connecticut 06902. The principal place of business may be changed by resolution of the majority of the Trustees."

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: June 17, 1998

                                                      RECEIVED
                                                     JUL 8 1998
                                           SECRETARY OF THE COMMONWEALTH
                                                CORPORATIONS DIVISION

/s/ John G. Turner                         /s/ Walter H. May
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John G. Turner                             Walter H. May

/s/ Mark L. Lipson                         /s/ David W.C. Putnam
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Mark L. Lipson                             David W.C. Putnam

/s/ Paul S. Doherty                        /s/ John R. Smith
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Paul S. Doherty. Esq.                      John R. Smith

/s/ Robert B. Goode                        /s/  David W. Wailace
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Robert B. Goode. Jr.                       David W. Wailace

/s/ Alan L. Gosule
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Alan L. Gosule. Esq.